Exhibit 10.9

KKR FS INCOME TRUST DISTRIBUTION REINVESTMENT PLAN

KKR FS Income Trust, a Delaware statutory trust (the “Company”), hereby adopts the following plan (the “Plan”) with respect to cash dividends or distributions (each, a “Distribution”) declared by its Board of Trustees (the “Board”) on the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”):

1. Unless a shareholder specifically elects to receive cash in accordance with the Plan, all Distributions hereafter declared by the Board, net of any applicable withholding tax, shall be automatically reinvested in additional Common Shares of the same class of Common Shares to which the Distribution relates, and no action shall be required on such Participant’s (as defined below) part to receive a Distribution in Common Shares. SS&C Technologies, Inc., the plan administrator and the Company’s transfer agent and registrar (collectively the “Plan Administrator”), may establish an account for Common Shares acquired pursuant to the Plan for each shareholder who has not affirmatively elected to receive Distributions in cash (each a “Participant”) or may otherwise record the ownership of the Common Shares acquired pursuant to the Plan. The Plan Administrator may hold each Participant’s Common Shares acquired pursuant to the Plan, together with the Common Shares of other Participants, in non-certificated form in the Plan Administrator’s name or that of its nominee. The Plan Administrator shall not issue Common Share certificates to any Participant.

2. Such Distributions shall be payable on such date or dates (each, a “Payment Date”) as may be fixed from time to time by the Board to shareholders of record at the close of business on the record date(s) established by the Board for such Distribution.

3. With respect to each Distribution pursuant to the Plan, the Board shall, subject to the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), issue new Common Shares of the same class of Common Shares to which the Distribution relates for the accounts of Participants. The number of Common Shares of such class of Common Shares to be issued to a Participant is determined by dividing the total dollar amount of the Distribution payable to such shareholder by the most recent available net asset value of such class of Common Shares, as determined by the Board (including any committee thereof), as of the relevant Payment Date, subject, in each case, to adjustment to the extent required by Section 23 of the 1940 Act; the Plan Administrator shall be notified of the price per Common Share by the Company.

4. Each Participant may elect to receive distributions in cash by notifying the Plan Administrator in writing so long as such notice is received by the Plan Administrator no later than 10 calendar days prior to the record date for such Distribution to shareholders; otherwise the election will be effective only with respect to any subsequent Distribution. Those Participants who hold Common Shares through a broker or other financial intermediary may opt out of the Plan and receive distributions in cash by notifying their broker or other financial intermediary of their election. Such election shall remain in effect until the shareholder shall notify the Plan Administrator in writing of such shareholder’s withdrawal of the election, which withdrawal will be effective immediately if such shareholder notifies the Plan Administrator in writing not less than 10 calendar days prior to the record date fixed by the Board for the next Distribution; otherwise, such withdrawal will be effective only with respect to any subsequent Distribution.

5. On at least a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Common Shares purchased pursuant to the Plan during the quarter; (iii) the per share purchase price for such Common Shares; and (iv) the total number of Common Shares purchased on behalf of the Participant under the Plan. Each Participant may from time to time have an undivided fractional interest (computed to three decimal places) in a Common Share, and Distributions on fractional shares shall be credited to each Participant. In the event of termination of a Participant’s account under the Plan, the Plan Administrator shall adjust for any such undivided fractional interest in cash at the time of termination.

6. The Plan Administrator or another agent designated by the Company will forward to each Participant any proxy solicitation materials related to the Company and each report or other communication of the Company delivered to shareholders, and will vote any Common Shares held by it under the Plan in accordance with the instructions set forth on proxies returned to the Company by Participants.

7. In the event that the Company makes available to its shareholders rights to purchase additional Common Shares or other securities, the Common Shares held by the Plan Administrator for each Participant under the Plan shall be added to any other Common Shares of the same class held by such Participant in calculating the number of rights to be issued to the Participant. Transaction processing may be either curtailed or suspended until the completion of any in-kind distribution, stock split or statutory trust action.

8. Except as explicitly provided herein, there will be no upfront selling commissions or placement agent fees to Participants with respect to Common Shares acquired under the Plan. The Plan Administrator’s service fee, if any, and expenses for administering the Plan will be paid for by the Company.

9. The Plan Administrator or applicable brokerage firm will be responsible for generating or providing a Form 1099-DIV or any related tax forms associated with any Distributions that are reinvested or paid out.

10. Each Participant may terminate his, her or its account under the Plan by so notifying the Plan Administrator by submitting a letter of instruction terminating the Participant’s account under the Plan to the Plan Administrator. Such termination shall be effective immediately if the Participant’s notice is received by the Plan Administrator no later than 10 calendar days prior to the record date for an applicable Distribution; otherwise, such termination shall be effective only with respect to any subsequent distributions. If a Participant elects to tender its Common Shares in full in connection with any tender offer by the Company, any Common Shares issued to the Participant under the Plan subsequent to the expiration of the relevant tender offer will be considered part of the Participant’s prior tender, and participant’s participation in the Plan will be terminated as of the valuation date of the applicable tender offer. Any Distributions to be paid to such shareholder on or after such date will be paid in cash on the scheduled Payment Date. The Plan may be terminated or amended by the Company upon written notice at least 15 calendar days prior to any record date for the payment of any Distributions by the Company. Upon any termination, the Plan Administrator shall cause the Common Shares held for each Participant under the Plan to be delivered to the Participant.

11. These terms and conditions may be amended or supplemented by the Company at any time but, except when necessary or appropriate to comply with applicable law or the rules, regulations or policies of the Securities and Exchange Commission or any other regulatory authority, only by appropriate written notice at least 10 calendar days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Plan Administrator receives written notice of the termination of such Participant’s participation in the Plan. Any such amendment or supplement may include an appointment by the Plan Administrator in its place and stead of a successor agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Plan Administrator under the terms and conditions agreed upon by the Company. Upon any such appointment of any agent for the purpose of receiving Distributions, the Company shall be authorized to pay to such successor agent, for each Participant’s account, all Distributions payable on Common Shares held in the Participant’s name or under the Plan for retention or application by such successor agent as provided in these terms and conditions.

12. The Plan Administrator shall at all times act in good faith and use its best efforts within reasonable limits to ensure its full and timely performance of all services to be performed by it under the Plan and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Plan Administrator’s negligence, bad faith, or willful misconduct or that of its employees or agents.

13. These terms and conditions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of laws principals or rules thereof, to the extent such principals would require or permit the application of the laws of another jurisdiction, and the 1940 Act. In the event of a conflict, the applicable provisions of the 1940 Act shall control.

Effective Date: November 1, 2022